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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-04947, 333-25717, 333-46357, 333-50509,
333-62599 and 333-51588) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869
and 333-102662) of FelCor Lodging Limited Partnership of our report dated February 3, 2003, except as to Note 25, which is as of March 21, 2003 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Dallas, Texas
March 27, 2003